SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           Date of Report May 28, 2002
                (Date of Earliest Event Reported) (May 12, 2002)


                                DSTAGE.COM, INC.
      (EXACT NAME OF SMALL BUSINESS REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (State or other jurisdiction of Incorporation)


 FILE  NUMBER  HERE                                                   52-2195605
 (Commission  File  Number)              (I.R.S.  Employer  Identification  No.)


000-111-5818                                      7389  (BUSINESS SERVICES  NEC)
(Central  Index  Key)                       Standard  Industrial  Classification





                           1600  BROADWAY,  SUITE  2400                    80202
                                DENVER,  COLORADO                    (Zip  Code)
                    (Address of principal executive offices)

                                 (303) 542-1802
               Registrant's telephone number, including area code

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Item  1.  Changes  in  Control  of  Registrant



On May 12, 2002, the Company executed a stock purchase agreement with Weylock Trading Company, Inc., a Philippine corporation ("Weylock") whereby 900,000 shares of the Company's common stock, pledged to Weylock by Bentley House Furniture Company, Inc. ("BHFC"), would be repurchased by the Company in exchange for transferring the Company's interest in a Capital Lease of Land, Property and Equipment ("CLP") previously entered into with BHFC to Weylock (See
Item  2.).

On November 5, 2001, the Company entered into a technology license agreement with Sunncomm, Inc. ("SunnComm"), to license its Proprietary Copy Management Technology. Under the terms of the agreement, the Company was to pay Sunncomm a one-time license fee of $4,000,000 payable in the Company's common stock, with the amount of shares issued not to exceed 2,000,000. Initially the Company hoped to combine the SunnComm technology licensed with what was believed to be a complementary technology the Company was negotiating to acquire.

Following execution of the license agreement, both parties, the Company and SunnComm, agreed that it would be beneficial to expand the scope of the agreement to potentially address market realities more effectively. As a result, the boards of both parties deferred closing the transaction pending completion and execution of the expanded agreement. On December 31, 2001, an expanded agreement was executed and the board approved the issuance of 2,000,000 restricted shares, or approximately 16.69% of the outstanding common shares of the Company, to SunnComm, Inc. On May 12, 2002, the Company executed an amended agreement, effective May 2, 2002, whereby SunnComm and Dstage would work together to develop Dstage's SKU marketing program for copy protected discs. As a result of these transactions, the board approved the repurchase of 1,500,000 shares in accordance with the revised agreement and in exchange for terminating the agreement entered into with SunnComm on November 5, 2001. Due to this transaction, SunnComm's percentage ownership of the Company's outstanding common stock is less than 5%.

On May 15, 2002, the Company executed a definitive agreement to purchase technology from VedaLabs, Inc., ("VedaLabs"), effective May 15, 2002. Under the terms of the agreement, see item 2., the Company will issued 3,000,000 shares of common stock, or approximately 23.62% of the outstanding common shares of the Company, as adjusted by the BHFC and SunnComm Transactions, to VedaLabs as consideration for the technology acquired.


Item  2.  Acquisition  or  Deposition  of  Assets


As described in Item 1 above, the Company entered into a Technology Purchase Agreement ("the VedaLabs Agreement") with VedaLabs resulting in the Company acquiring rights to ownership of the VedaLabs Peer-to-Peer technology and the Vedalabs Media Engine, together with Proprietary Rights and the Documentation, effective May 15, 2002. In addition to the 3,000,000 shares granted to VedaLabs as consideration, the Company has 180 days from the closing date to pay $250,000 in cash as further consideration. Prior to transfer or sale of the technology by Dstage, the $250,000 must be paid. If the at the end of the 180 day period following closing Dstage has not closed or entered into a transaction for the technology providing for payment of $250,000 in cash, an equivalent amount of shares will be issued to VedaLabs based on the closing price of Dstage common stock, provided VedaLabs elects not to extend the period. The foregoing description of the VedaLabs Agreement is qualified in its entirety to the full text of such VedaLabs Agreement, a copy of which is attached hereto as an Exhibit and which is incorporated by reference.

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The  company is currently determining how to account for this transaction.  As a result, the positive or negative impact of this transaction on the Company's financial statements cannot be assured when evaluating the information contained in this filing.

As described in Item 1 above, the Company entered into a stock purchase agreement ("the Weylock Agreement") with Weylock on May 12, 2002 resulting in the Company transferring its rights to the BHFC lease of land property and equipment in exchange for a future cash payment and 900,000 shares of Company's common stock. Under the agreement, the $500,000 will be paid at $50,000 per year for 10 years, with interest computed at the rate of 10% per year and the first payment due in December of 2002, assuming Weylock uses the property for their own operations. Should Weylock lease, sell or otherwise transfer the interest, an acceleration clause provides for immediate payment of the $500,000.The foregoing description of the Weylock Agreement is qualified in its entirety to the full text of such Weylock Agreement, a copy of which is attached hereto as an Exhibit and which is incorporated by reference.

The company is currently determining how to account for this transaction. As a result, the positive or negative impact of this transaction on the Company's financial statements cannot be assured when evaluating the information contained in this filing.

As described in Item 1 above, the Company executed an amended technology license agreement ("the SunnComm Agreement") with SunnComm, Inc. on May 12, 2002 resulting in the Company transferring its rights under the previous agreements back to SunnComm, Inc., and creating a new joint development agreement, in exchange for 1,500,000 shares of Company's common stock. The foregoing description of the SunnComm Agreement is qualified in its entirety to the full text of such SunnComm Agreement, a copy of which is attached hereto as an Exhibit and which is incorporated by reference.

The company is currently determining how to account for this transaction. As a result, the positive or negative impact of this transaction on the Company's financial statements cannot be assured when evaluating the information contained in this filing.


Item  3.  Bankruptcy  or  Receivership.

N/A

Item  4.  Changes  in  Registrant's  Certifying  Accountant.

N/A

Item  5.  Other.

On May 29, 2002, the Company issued a press release in connection with the acquisition of the VedaLabs technology, the revised and amended SunnComm agreements and the disposition of the Company's lease of land, property and equipment in the Philippines. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

The press release filed as Exhibit 99.1 to this report includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company's business contained in the press release are "forward-looking" rather than "historic." More information about potential factors that could affect the Company's business and financial results in included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 and the Quarterly report on Form 10-QSB for the three months ended March 31, 2002, which are on file with the Securities and Exchange Commission and available at the Securities and Exchange Commission's website (http:/www.sec.gov).

N/A

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Item  7.  Financial  Statements  and  Exhibits.

(a)     Financial  Statements  of  Business  Acquired.

     (1) If it is determined that financial statements required by this item are to be filed with the initial report, or by amendment not later than 60 days after the date that the initial report on Form 8-K must be filed, Dstage will file an amendment to this 8-K no later than July 28, 2002 containing the required financial information.

(b)     Pro  Forma  Financial  Information.

     (1) If it is determined that financial statements required by this item are to be filed with the initial report, or by amendment not later than 60 days after the date that the initial report on Form 8-K must be filed, Dstage will file an amendment to this 8-K no later than July 15, 2002 containing the required financial information.


                   N/A

Item  8.  Change  in  Fiscal  Year.

                   N/A

Item  9.  Regulation  FD  Disclosure.

                   N/A


                                  SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    Dstage.com,  Inc.
                                       ----------------------------------------
                                                     (Registrant)

                                            /s/Frank R. Maresca
                                       ----------------------------------------
                                            Frank  R.  Maresca,  CEO

May  28,  2002

Exhibits:

  1.1   Amendment  To  SunnComm  License  Agreement
  1.2     Definitive  Agreement  To  Purchase  VedaLabs  Technology
  1.3     Weylock  Stock  Repurchase  Agreement

  99.1  Press  Release

Exhibit  1.1
                   AMENDMENT TO TECHNOLOGY LICENSE AGREEMENTS

     This Amendment to Technology License Agreements ("Agreement") is entered into as of May 2, 2002 (the "Effective Date") by and between Dstage.com, Inc., a

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Delaware corporation having its principal place of business 1600 Broadway, Suite
2400, Denver, CO 80202, its subsidiaries, affiliates assigns and a new subsidiary to be formed as a result of this Agreement ("NewCo"), (collectively referred to herein as "DSTG"), on the one hand, and SunnComm, Inc., a Nevada corporation having its principal place of business at 668 North 44th Street, Suite 248, Phoenix, Arizona 85008, its subsidiaries, affiliates and assigns ("SUNX"), on the other hand.

     WHEREAS, SUNX is in the business of developing, using, distributing and licensing others to use and is the owner of, or has the relevant licenses to use, proprietary software applications known as SUNX CD 3/SAS Technology ("CD3") and SUNX Proprietary Copy Management Technology ("CMT") designed to inhibit digital intellectual property from unauthorized duplication (collectively the "SUNX Technology"); and

     WHEREAS, DSTG is in the business of providing a new approach to venture formation and development by substantially reducing burdensome cash requirements from the earliest stages of venture creation and replace it with proven knowledge, expertise, technology and other forms of securitized intellectual capital ("DSTG Products"); and

WHEREAS, DSTG and SUNX have previously entered into a contract titled "Technology License Agreement" ("DSTG Contract") on or about November 2,
2001whereby DSTG would secure a license for CMT; and WHEREAS, DSTG and SUNX have previously entered into a contract titled "Technology License Agreement" ("DSTG Contract 2") on or about December 31, 2001whereby the DSTG Contract was enhanced to produce a transaction whereby DSTG would secure a license for CD3; and

WHEREAS, DSTG and SUNX desire to amend and restate the DSTG Contract and to terminate the DSTG Contract 2; and

NOW THEREFORE, for good and valuable consideration and on the promises and premises set forth below, the parties agree to amend and restate the DSTG
Contract  and  terminate  the  DSTG  Contract  2  as  follows:

A.  THE  DSTG  CONTRACT  IS  HEREBY  AMENDED  AND  RESTATED  AS  FOLLOWS:

     The title "TECHNOLOGY LICENSE AGREEMENT" is hereby amended to read "JOINT DEVELOPMENT AGREEMENT"

     This Agreement is entered into as of November 2, 2001 (the "Effective Date") by and between Dstage.com, Inc., a Delaware corporation having its principal place of business 1600 Broadway, Suite 2400, Denver, CO 80202 ("DSTG") and SunnComm, Inc., a Nevada corporation having its principal place of business at 668 North 44th Street, Suite 248, Phoenix, Arizona 85008 ("SUNX").
     WHEREAS, SUNX is in the business of developing, using, distributing and licensing others to use and is the owner of, or has the relevant licenses to use, proprietary software applications designed to inhibit digital intellectual property from unauthorized duplication ("SUNX Technology"); and

     WHEREAS, DSTG is in the business of providing a new approach to venture formation and development by substantially reducing burdensome cash requirements from the earliest stages of venture creation and replace it with proven knowledge, expertise, technology and other forms of securitized intellectual capital ("DSTG Products"); and

WHEREAS, DSTG and SUNX desire to develop and market the SUNX Technology for use in a SKU Marketing Program being developed by DSTG;

NOW THEREFORE, for good and valuable consideration and on the promises and premises set forth below, the parties agree as follows:

1.  DEFINITIONS.

     1.1 ADJUSTED GROSS BILLING: The gross billing generated by DSTG in accordance herewith less Cost of Goods Sold, which, for the purposes of this Agreement is defined below.

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1.2  AUTHORIZED  CONTENT PROVIDER AGREEMENT:  An agreement to be executed by all
Authorized Content Providers as defined below in connection with the usage of the SUNX Technology as incorporated in the SKU Marketing Program as defined herein.

     1.3 AUTHORIZED CONTENT PROVIDERS: Includes record companies, Record Labels, Major Labels, independent labels, distributors, any media company or any other individual and or entity that would fit within the scope of this Agreement, and to the extent that an individual end user could be classified as an Authorized Content Provider, the end user.

     1.4  CONFIDENTIAL  INFORMATION:

     a. SUNX CONFIDENTIAL INFORMATION: Confidential and/or proprietary information relating to the SUNX Technology, research, development, products, processes, trade secrets, business plans, customers, finances, and personnel data related to the business of SUNX. SUNX Confidential Information does not include any information:

     (i)     Which  DSTG  knew  before  SUNX  disclosed  it  to  DSTG;

     (ii)    Which  has  become  publicly known through no wrongful act of DSTG;

     (iii) Which DSTG developed independently, as evidenced by appropriate documentation;

     (iv) Which is disclosed to DSTG by a third party without restriction of confidentiality; or

     (v)     The  disclosure  of  which  is  required  by  law.

     b. DSTG CONFIDENTIAL INFORMATION: Confidential and/or proprietary information relating to the research, development, products, processes, trade secrets, business plans, customers, finances, and personnel data related to the business of DSTG. DSTG Confidential Information does not include any information

     (i)     Which  SUNX  knew  before  DSTG  disclosed  it  to  SUNX;

     (ii)    Which  has  become  publicly known through no wrongful act of SUNX;

     (iii) Which SUNX developed independently, as evidenced by appropriate documentation;

     (iv) Which is disclosed to SUNX by a third party without restriction of confidentiality; or

     (v)     The  disclosure  of  which  is  required  by  law.

1.5 COST OF GOODS SOLD: The incremental direct costs associated with the production of the SKU Marketing Program, including, but not limited to, costs associated with the terms and conditions of the Authorized Content Provider Agreement, not to exceed Twenty-Five Per Cent (25%) of the gross billing amount, also known as gross sales.

1.6 DERIVATIVES: Any and all new versions of the SUNX Technology, including upgrades, updates, enhancements and revisions.

1.7 SUNX DOCUMENTATION: Any and all manuals, user guides, and other documentation, owned by or licensed to SUNX, relating or referring to the SUNX Technology.

1.8 SUNX RIGHTS: Any and all Intellectual Property Rights and Derivatives, of SUNX in and to the SUNX Copyrights, SUNX Documentation, SUNX Marks, SUNX
Patents,  SUNX   Technology  and/or  the  Project  Work  Product.

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1.9  SUNX  TECHNOLOGY: SUNX's proprietary technology as set forth in Exhibit 1.9 hereto including, but not limited to, all English and foreign language, all commercial and non-commercial, and all present and future versions thereof, and all required and/or relevant SUNX Documentation, Intellectual Property Rights and other proprietary rights therein, and Derivatives thereof that is required and/or relevant to the joint development of a technology application to be marketed and sold under a new product name and description developed by the parties exclusively for the SKU Marketing Program.

1.10 INTELLECTUAL PROPERTY RIGHTS: Any and all proprietary, common law, and/or statutory intellectual property rights, including but not limited to, patentable materials and patent rights, copyrightable materials and copyrights, moral rights, trade secret rights, trademark rights, service mark rights, and/or any and all other proprietary rights, including all Derivatives.

1.11 DSTG DISTRIBUTOR: Authorized third party distributors licensed by DSTG to distribute the DSTG Products.

1.12 DSTG PRODUCTS: Any and all products and services that use, integrate, or contain technologies licensed, made, distributed, and/or sold by DSTG to one or more professional user market segments.

1.13 DSTG RIGHTS: Any and all Confidential Information and Intellectual Property Rights of DSTG in and to the DSTG Products, exclusive of the SUNX Rights.

1.14  TERRITORY:  The rights granted to DSTG hereunder shall be valid worldwide.

1.15 THIRD PARTY RIGHTS: Any and all of the proprietary third party patents, copyrights, and trade secrets licensed to SUNX and included in the SUNX Intellectual Property Rights relating or referring to the SUNX Technology, as identified in Exhibit 1.13 hereto.

1.16 MAJOR DEFECTS: Those defects that, in the sole discretion of SUNX, are serious enough as to cause material harm to SUNX if included in the software distributed by DSTG.

1.17 ROYALTY PAYMENTS: The payments due SUNX as a result of this Agreement. For the purposes of this Agreement, SUNX will be due a Royalty Payment from DSTG as detailed in Section 8 hereunder, with the Royalty Payments determined as follows: For all revenues generated by DSTG as a result of this Agreement, SUNX shall receive a Royalty Payment equal to the agreed upon percentage of the Adjusted Gross Billing, which shall be based in part on the terms and conditions of the Authorized Content Provider Agreement.

1.18 UNITS: The term "Unit" as utilized herein refers to a single product item such as a single revenue generating CD, and or as mutually agreed between DSTG and SUNX.

1.19 SKU MARKETING RPOGRAM: The specific marketing program as developed by DSTG in accordance with the terms and conditions of this Agreement, the final version of which shall be mutually approved by DSTG and SUNX.

     2. GRANT BY SUNX. Subject to the terms and conditions set forth in this Agreement, SUNX hereby agrees to develop the SKU Marketing Program with DSTG during the Term, which will result in a new product being developed by DSTG and SUNX to be marketed and distributed under the SKU Marketing Program.

3. LIMITATIONS ON DSTG. This Agreement is expressly conditioned upon DSTG's compliance with the following requirements:

3.1 DSTG acknowledges that the SUNX Rights and SUNX Confidential Information are proprietary to SUNX and/or its licensor(s) and that SUNX and/or its licensor

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(s)  retains  all  right,  title,  and  interest  therein and thereto, including without limitation all Intellectual Property Rights therein and therefore, and that DSTG has no rights therein other than as set forth in this Agreement.

     3.2 Other than as expressly set forth in this Agreement, DSTG agrees not to:

     a.  Reproduce,  sublicense,  distribute  or  dispose  of  the  SUNX Rights;

     b. Alter, create derivative works of, edit, modify, or revise the SUNX Rights, except for modifications it may make to the SUNX Technology as it relates to the SKU Marketing Program, which it shall do in concert with and with the approval of SUNX.

     c. Reverse engineer, reverse compile, or disassemble the SUNX Rights, in whole or in part, except as expressly permitted by this Agreement or pursuant to applicable law.

3.3 On all copies of the SUNX Rights made by DSTG pursuant to this Agreement, DSTG agrees that it shall

     (i) Not remove any copyright notices, trademarks, or other proprietary legends contained therein or thereon, as provided by SUNX, and

     (ii) Include any copyright notices, trademarks, or other proprietary legends contained within the SUNX Technology, as provided by SUNX.

     (iii)Notwithstanding the above, SUNX acknowledges that DSTG will be branding the the SKU Marketing Program using a mutually agreed upon trade name and that such trade name shall remain the property of DSTG.

3.4 DSTG warrants and represents that it does not intend to, nor will, directly or indirectly, export or transmit the SUNX Technology, in whole or in part, or any SUNX Confidential Information or technical data relating thereto, to any country to which such export or transmission is restricted by any applicable U.S. regulation or statute, without prior written consent, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or other such governmental entity as may have jurisdiction over such export or transmission. Use, duplication, or disclosure by the United States Government of the SUNX Technology is subject to restrictions as set forth in The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or of the Commercial Computer Software -Restricted Rights clause at 48 C.F.R. 52.227-19 as applicable.

3.5 DSTG shall not to in any way misrepresent, or to mislead (especially with respect to prospective customers, journalists, or market analysts, etc.) about DSTG's relationship with SUNX, DSTG's duties as specified in this Agreement, the features of SUNX's products including any technical specifications, expected benefits of use, and the origin of SUNX's products. In particular, DSTG shall not represent itself as an exclusive agent or exclusive distributor of SUNX's products, except as indicated in this Agreement. DSTG shall not represent itself as the developer or manufacturer of SUNX's products, or as SUNX itself.

4.0  OBLIGATIONS  OF  THE  PARTIES.

4.1  SUNX  OBLIGATIONS.  During  the  Term  of  this  Agreement, SUNX agrees to:

     a. Provide the expertise of sufficient personnel, with appropriate expertise and competence ("SUNX Key Personnel"), to provide technical information and support to DSTG Key Personnel (as identified in Exhibit 4.1a hereto) in the development of the SKU Marketing Program. SUNX will determine the identity of SUNX Key Personnel. SUNX will also determine the level of effort of these SUNX Key Personnel, but it will be reasonable and sufficient to meet SUNX's obligations under this Agreement. DSTG Key Personnel must sign appropriate individual non-disclosure agreements prior to receiving confidential information from SUNX. DSTG has the right, with prior written permission from SUNX, to add individuals to the list of DSTG Key Personnel;

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b.  Provide relevant SUNX Technology and all technical support required for DSTG in accordance with the terms and conditions of this Agreement and the Authorized Content Provider Agreement;

c. Provide DSTG Key Personnel with access to the relevant SUNX Technology, including participation in SUNX's first beta testing of relevant SUNX Technology;

d. Provide sufficient and appropriate training to DSTG personnel to enable DSTG to understand the use and deployment of SUNX Technology including, but not limited to:

     i. SUNX will provide appropriate training, to DSTG in the marketing, use and installation of the SUNX Technology at SUNX's Corporate Headquarters and or remotely by teleconferencing as necessary;

     ii.At DSTG's option, SUNX will provide DSTG with training on SUNX's standard technical support procedures.

4.2  DSTG  OBLIGATIONS.  During  the  Term  of  this  Agreement  DSTG agrees to:

     a. Provide the expertise of sufficient personnel, with appropriate expertise and competence ("DSTG Key Personnel"), to provide technical information and support to SUNX Key Personnel (as identified in Exhibit 4.2a hereto) in the development of the SKU Marketing Program. DSTG will determine the identity of DSTG Key Personnel. DSTG will also determine the level of effort of these DSTG Key Personnel, but it will be reasonable and sufficient to meet DSTG's obligations under this Agreement. SUNX Key Personnel must sign appropriate individual non-disclosure agreements prior to receiving confidential information from DSTG. SUNX has the right, with prior written permission from DSTG, to add individuals to the list of SUNX Key Personnel;

b. Provide relevant DSTG Technology to SUNX in accordance with the terms and conditions of this Agreement;

c. At SUNX's option, DSTG will provide SUNX with training on DSTG's standard technical support procedures.

5.0  CONFIDENTIALITY.

     a. Each party agrees not to disclose any Confidential Information of the other party and to maintain such Confidential Information in strictest confidence, to take all reasonable precautions to prevent its unauthorized dissemination and to refrain from sharing any or all of the information with any third party for any reason whatsoever except as required by court order, both during and after the termination of this Agreement. Without limiting the scope of this duty, each party agrees to limit its internal distribution of the Confidential Information of the other party only on a "need to know" basis and solely in connection with the performance of this Agreement, and to take steps to ensure that the dissemination is so limited.

b. Each party agrees not to use the Confidential Information of the other party for its own benefit or for the benefit of anyone other than the providing party, or other than in accordance with the terms and conditions of this Agreement.

c. All DSTG Confidential Information remains the property of DSTG and all SUNX Confidential Information remains the property of SUNX, and other than as expressly provided by this Agreement.

d. Upon written request of the providing party, or upon the expiration or other termination of this Agreement for any reason whatsoever, the receiving party agrees to return to the providing party all such provided Confidential Information, including but not limited to all copies thereof.

e. The provisions of this Section shall survive the expiration or other termination of this Agreement.

6.0  OWNERSHIP,  INTELLECTUAL  PROPERTY  RIGHTS,  AND  NON-DISCLOSURE.

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

     6.1  SUNX  RIGHTS:

     a. SUNX shall retain all rights, title and interest (including all intellectual property rights) of the SUNX Technology and SUNX Documentation and any derivative works made by SUNX of the SUNX Documentation, and any copies thereof.

b. DSTG shall not alter or remove any copyright, trade secret, patent, proprietary and/or other legal notices contained on or in copies of the SUNX Technology and SUNX Documentation. DSTG shall reproduce and include any SUNX trademark, copyright, trade secret or proprietary information notices and other legends on every copy, in whole or in part, of the SUNX Technology in any form. DSTG shall not decompile, disassemble or otherwise reverse engineer the SUNX Technology, except as SUNX is required to allow DSTG to do under applicable law.

c. DSTG shall render to SUNX commercially reasonable assistance in connection with SUNX's enforcement of its rights in and to the SUNX Technology and SUNX Documentation, including without limitation using efforts to prevent End Users from copying or using the SUNX Technology and SUNX Documentation outside the scope of this Agreement.

d. Certain data or portions thereof which may be supplied by SUNX relating to the SUNX Technology are confidential and proprietary to SUNX and will be so marked. DSTG shall abide its obligations under Section 5.0 as applicable to such data.

     6.2 DSTG: DSTG is, and as to SUNX, shall be, the owner of all worldwide right, title and interest, including any and all Intellectual Property Rights, including the SKU Marketing Program, in and to the DSTG Confidential Information and the DSTG Rights.

7.0 TERM. This Agreement shall commence on the Effective Date set forth above and remain effective in perpetuity unless sooner terminated in accordance with the provisions of Section 11 below.

8.0  PAYMENTS.

     8.1 DSTG shall pay SUNX Five Hundred Thousand Shares in Dstage.com, Inc $.001 par value restricted common stock (the "Shares") upon the execution of this Agreement The Shares will be duly authorized, fully paid and non-assessable and will also contain other customary terms and conditions, including piggyback registration rights for one hundred per cent (100%) of the Shares. The Shares shall be registered as restricted stock as soon as practicable following their issuance in accordance herewith and in no event shall the Shares be registered later than DSTG's next share registration filing of any type whatsoever with the SEC subsequent to April 1, 2002. Notwithstanding the foregoing, the Shares shall contain contractual language that shall prohibit the ability of the Shares to be sold any earlier than twelve months subsequent to the date hereof.

     8.2 DSTG shall pay SUNX a Royalty of Thirty-Per Cent (30%) on the first 100 million Units produced utilizing the SKU Marketing Program.

     8.3 DSTG shall pay SUNX a Royalty of Seventy-Per Cent (70%) on the second 100 million Units produced utilizing the SKU Marketing Program.

     8.4 DSTG shall pay SUNX a Royalty of Fifty Per Cent (50%) on all Units produced after the first 200 million Units produced utilizing the SKU Marketing Program.

9.0 SUNX REPRESENTATIONS AND WARRANTIES. SUNX represents and warrants to DSTG, during the Term and in the Territory, as follows:

     a. OWNERSHIP. SUNX is the owner, or has the right to enter into this Agreement on behalf of the owner, of all worldwide right, title and interest in and to any and all SUNX Confidential Information and the SUNX Rights. SUNX will obtain in writing, prior to delivery to DSTG of any SUNX Confidential Information or SUNX Rights, any and worldwide assignments, licenses, permissions, or other consents of all third party Intellectual Property Rights and/or other third party proprietary rights as are or shall be necessary to enable SUNX to fulfill its obligations to DSTG hereunder, and to enable DSTG to utilize the SUNX Rights for their intended purpose. SUNX shall immediately notify DSTG in writing of any limitations on use required by the proprietor of such third party materials, and SUNX shall not agree to any such demands or requirements without the prior written approval of DSTG.

b. NON-INFRINGEMENT. To the best of SUNX's knowledge the SUNX Rights do not infringe any existing patent, copyright, trademark, service mark, trade name, trade secret, patent, or other Intellectual Property Right of any third person, firm, corporation or other entity.

c. NO ENCUMBRANCES. To the best of SUNX's knowledge, the SUNX Rights shall be free and clear of any and all encumbrances and/or liens of any nature whatsoever, other than those identified by SUNX pursuant to this Agreement, and other than non-exclusive licenses granted by SUNX to others to use the SUNX Rights.

d. NO CONFLICTS. To the best of SUNX's knowledge, SUNX's performance of this Agreement does not conflict with any other Agreement to which SUNX is bound and, while performing this Agreement, SUNX will not knowingly enter into any other Agreement in conflict with this Agreement or which would impair the ability of SUNX to perform this Agreement.

e. CONFORMATION. SUNX warrants that the SUNX Rights shall conform to the specifications set forth in the SUNX Documentation. SUNX shall be responsible, at its sole cost and expense, for replacing, revising, modifying, or otherwise correcting any SUNX Rights that do not meet the specifications.

f. MAINTENANCE OF SUNX TECHNOLOGY. SUNX warrants in the course of regular business that it will use its best efforts to maintain, update, and upgrade the SUNX Technology on a continuing basis during the Term of this Agreement to ensure the continued and continuing operation, relevance, and viability of the SUNX Technology during the Term of the Agreement, and that it will hire, train, and maintain sufficient, and sufficiently qualified, programmers and technology support/maintenance personnel during the Term of the Agreement. Upon development and first commercial availability (including beta test) of any new version of SUNX Technology, SUNX shall promptly deliver a copy thereof, with available documentation, to DSTG. In the event SUNX is unable to provide maintenance of the SUNX Technology as provided for herein, including, but not limited to, its ability to hire, train, and maintain sufficient, and sufficiently qualified, programmers and technology support/maintenance personnel during the Term of the Agreement, DSTG shall have the right to retain the qualified personnel necessary to maintain the technology.

g. EXCEPT AS STATED ABOVE, SUNX DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SUNX TECHNOLOGY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SUNX BE LIABLE FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, PROFITS OR USE OF EQUIPMENT, OR FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE SUNX TECHNOLOGY.

10.0  INDEMNIFICATION.

     10.1 BY SUNX. SUNX will defend DSTG against a claim that a DSTG Product that specifically utilizes the SUNX Technology in the SKU Marketing Program infringes a U.S. patent or copyright, or other proprietary right of a third party, and SUNX will indemnify DSTG and hold it harmless from and against any loss, liability and any costs, expenses and reasonable attorneys' fees finally awarded. DSTG shall promptly notify SUNX in writing of the claim, and SUNX shall have sole control of the defense and all related settlement negotiations, and DSTG shall provide SUNX complete information concerning the claim but any failure to provide prompt notice or information shall not impair DSTG's rights to indemnification hereunder except to the extent that such failure has materially prejudiced or materially delayed SUNX in defense of its claim. SUNX shall have the right to assume the defense of any claim against DSTG in connection with such violation or infringement. After notice from SUNX to DSTG of election to assume the defense thereof, SUNX will not be liable to DSTG for any legal or other expenses subsequently incurred by DSTG in connection with the defense thereof other than reasonable costs of investigation, unless incurred at the written request of SUNX, in which event such legal or other expenses shall be borne by SUNX. DSTG shall, however, have the right to participate in the defense and settlement of such claim being defended by SUNX through separate counsel at DSTG's expense. DSTG shall not be subject to any liability or restriction under any settlement entered into by SUNX without DSTG's prior written approval.

a. SUNX shall have no obligation to DSTG under this Section if any claimed infringement is based upon:

     (i) Use of any SUNX Technology delivered hereunder in connection or in combination with equipment, software or devices not supplied by SUNX unless approved by SUNX in writing prior to such usage;

 (ii) DSTG's use of a SUNX Technology in the practicing of any process or in a manner for which the SUNX Technology was not designed; or

(iii) SUNX's compliance with DSTG's designs, specifications or instructions. DSTG shall indemnify and hold SUNX harmless from and against any loss, cost or expense suffered or incurred in connection with any suit, claim or proceeding brought against SUNX so far as it is based on a claim that the manufacture or sale of any SUNX Technology delivered hereunder which has been either (1) modified, altered or combined with any product, software, or device not supplied by SUNX or (2) modified by SUNX in accordance with DSTG's designs, specifications or instructions, constitutes such an infringement because of any such modification, alteration or combination. The foregoing states SUNX's entire liability for infringement by SUNX Technology furnished under this Agreement

     10.2 BY DSTG. DSTG agrees to indemnify and hold harmless SUNX, its officers, agents, and employees from and against all liability, loss, cost, damages, claims or expenses (including reasonable attorneys fees) arising out of any claims or suits, whatever their nature and however arising, which may be brought or made against SUNX by reason or arising from (i) any material breach this Agreement by DSTG or (ii) any allegation of third party intellectual property right(s) infringement or unfair competition, where such claim or suit is based upon the combination, operation, modification, or use of the SUNX Rights, if such claim of infringement would have been avoided but for such combination, operation, modification, or use. DSTG shall have sole control over the selection of counsel and the defense of any claim or any settlement thereof, at DSTG's expense. SUNX shall provide DSTG with its reasonable assistance in the defense of such claim, at the expense of DSTG. In no event may DSTG enter into any third party settlement agreements which would in any manner whatsoever affect the right of, or bind, SUNX in any manner to said third party, without the prior written consent of SUNX.

10.3 NOTIFICATION. The party seeking indemnification under this Section shall immediately notify the other party, in writing, of any claim or proceeding brought against it for which it seeks indemnification hereunder. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.4 INSURANCE. Each party will carry appropriate and sufficient policies of insurance, which must comply with all statutory regulations in the state (or country) where this Agreement is being performed, which shall be in effect at least as early as the Effective Date of this Agreement and which shall remain in force and provide coverage throughout the Territory until the effective date of Termination. Each party shall be solely responsible for the payment of all deductibles on its own policies. Such policies of insurance shall include, but are not limited to, the following: (i) Workers' Compensation and State Disability, including Employers' Liability, (ii) Comprehensive General Liability, and (iii) Umbrella Liability.

10.5 The provisions of this Section shall survive the expiration or other termination of this Agreement.

11.0  TERMINATION.

     11.1 FOR CAUSE: Without prejudice to any rights which it may have under this Agreement or in law, equity, or otherwise: a. Either party shall have the right to terminate this Agreement if the other party defaults in the performance of any of its obligations or breaches any term, provision, warranty, or representation under this Agreement ("Defaults"). Upon the occurrence of any of the foregoing Defaults, the non-Defaulting party shall give notice of termination of this Agreement in writing to the Defaulting party, who shall have thirty (30) days from the date of notice in which to correct any Default, or if not wholly curable within said thirty days, to use its best efforts to commence any and all steps reasonably necessary to cure such Default. If the Defaulting party fails to correct the Default or to commence any and all steps reasonably necessary to cure such Default within the notice period, this Agreement shall terminate on the last day of such notice period unless otherwise agreed to in writing signed by both parties. b. This Agreement shall terminate automatically and without further notice to the other party in the event that either party shall make any unauthorized assignment for the benefit of creditors, file any petition under the bankruptcy or insolvency laws of any jurisdiction, have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent.

11.2 EFFECT OF TERMINATION FOR DEFAULT OF EITHER PARTY. Upon termination of this Agreement for the Default of either party, or for any reason other than the insolvency, bankruptcy, reorganization of DSTG or SUNX or its authorized successors or assigns, or the termination, cessation, or inability or failure to maintain the SUNX Technology or that portion of the business associated with the SUNX Technology during the Term of the Agreement, by SUNX or its authorized successors or assigns:

     a. DSTG shall, within five (5) business days thereof, return or, at SUNX's option, destroy all whole or partial copies of the SUNX Rights in DSTG's possession, custody or control, and certify to SUNX in writing within five (5) business days thereafter that it has complied with the foregoing obligation;

b. Each party shall return all copies of Confidential Information disclosed by the other party that remain in its possession or under its control;

c. Termination shall not affect the rights of DSTG Clients and DSTG Distributors to continue to use the SUNX Technology acquired from DSTG in accordance with the terms of this Agreement, and;

d. Except in the case of termination of this Agreement for the Default of DSTG, DSTG shall have the continued right to exercise the rights granted in Section 2 in connection with the SUNX Technology as in existence as of the date of expiration or termination (and not including any subsequent improvements or Derivatives thereof), by DSTG after such expiration or termination.
12.0  SHARES.  In  the  event  this  Agreement  is terminated in accordance with
Section  11  above,  the  following  shall  occur:

     12.1 In the event this Agreement is terminated due to a default on the part of DSTG, no further action with regard to the Shares shall be taken.
     12.2 In the event this Agreement is terminated due to a default on the part of SUNX within twelve months of the effective date as established herein, all of the Shares issued to SUNX in accordance herewith shall be returned to DSTG within five business days following the termination of this Agreement. In the event this Agreement is terminated due to a default on the part of SUNX subsequent to twelve months after the effective date as established herein, no further action with regard to the Shares shall be taken.

13.0  ASSIGNMENT.

     13.1 Either party may assign its rights, duties and/or obligations under this Agreement in connection with the transfer (by merger or by sale of assets or stock) of all or a majority of either its total assets or that portion of its business attributable to the SUNX Technology (in the case of SUNX) or the DSTG Products (in the case of DSTG) to a third party, provided that any such assignment is made expressly subject to the terms and conditions of this Agreement, and the assignee agrees in writing to be bound by the terms and conditions hereof.

13.2 Except as otherwise provided by this Agreement, neither party may assign its rights, duties and obligations under this Agreement, without the prior written consent of the other party, and further provided that any such assignment is made expressly subject to the terms and conditions of this Agreement, and the assignee agrees in writing to be bound by the terms and conditions hereof.

14.0  GOVERNING  LAW  AND  JURISDICTION.

     14.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, U.S.A., applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Exchange Act which matters shall be construed and interpreted in accordance with such laws.

     14.2 Subscriber and the Company each hereby irrevocably agree to submit any and all disputes between them arising under this Agreement to binding, non-appealable arbitration, to be conducted in accordance with this Section 14. The parties further agree irrevocably to submit themselves, in any suit to confirm the judgment or finding of such arbitrator, to the jurisdiction of the Superior Court for the County of Carson, State of Nevada, and hereby waive and agree not to assert (by way of motion, as a defense or otherwise) (a) any and all objections to jurisdiction that they may have under the laws of the State of Nevada or the United States, and (b) any claim (i) that it or [he/she] is not subject personally to jurisdiction of such court, (ii) that such forum is inconvenient, (iii) that venue is improper, or (iv) that this Agreement or its subject matter may not for any reason be arbitrated or enforced as provided in this Section 5.

     14.3 The aggrieved party shall, upon written notice to the other, submit any dispute or controversy respecting actual or alleged breach of, or interpretation of, or enforcement of, this Agreement to binding non-appealable arbitration before a retired judge of the Superior Court of the State of Nevada in and for the County of Carson, to be conducted by means of a reference pursuant to the applicable sections of the Nevada Code of Civil Procedures. Within ten (10) business days after receipt of the notice submitting a dispute or controversy to arbitration, the parties shall attempt in good faith to agree upon an arbitrator to whom the dispute will be referred and on a joint statement of contentions. Failing agreement thereto within ten (10) business days after receipt of such notice, each party shall name three (3) retired judges and thereafter either party may file a petition seeking the appointment of one of the persons named by the party as a referee by the presiding Judge of the Superior Court, which petition shall recite in a clear and meaningful manner the factual basis of the controversy between the parties and the issues to be submitted to the referee for decision. Each party hereby agrees that service of process in such action will be deemed accomplished and completed when a copy of the documents is sent in accordance with the notice provisions in Section 14 hereof.

     14.4 The hearing before the referee shall be held within thirty (30) days after the parties reach agreement as to the identity of the referee (or within thirty (30) days after the appointment of a referee by the court). Unless more extensive discovery is expressly permitted by the referee, each party shall have only the right to two document production requests, shall serve but two sets of interrogatories and shall only be entitled to depose those witnesses which the referee expressly permits, it being the parties' intention to minimize discovery procedures and to hold the hearing on an expedited basis. The referee shall establish the discovery schedule promptly following submission of the joint statement of contentions (or the filing of the answer to the petition) which schedule shall be strictly adhered to. To the extent the contentions of the parties relate to custom or practice in the Company's business model, or the technical industry generally, or to accounting matters, the referee shall select an independent expert or accountant (as applicable) with substantial experience in the industry segment involved to provide recommendations to the referee. All decisions of the referee shall be in writing and shall not be subject to appeal. The referee shall make all rulings in accordance with Nevada law and shall have authority equal to that of a Superior Court judge, to grant equitable relief in an action pending in Nevada Superior Court in which all parties have appeared.

     14.5 Except as otherwise provided in this Agreement, the fees and costs of the referee and of any experts retained shall be shared equally by the parties to such dispute. The referee shall award legal fees, disbursements and reimbursement of other expenses to the prevailing party for such amounts, if any, as determined by the referee to be appropriate. Judgment upon the referee's award may be entered as if after trial in accordance with Nevada law.

15.0 WAIVER, AMENDMENT, OR MODIFICATION. Any waiver, amendment or modification of this Agreement shall not be effective unless made in writing and signed by both parties. No failure or delay by either party in exercising any right, power or remedy with respect to any of its rights hereunder shall operate as a waiver thereof in the future.

16.0 NO PARTNERSHIP. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between DSTG and SUNX. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, nor nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons. Any commitment made by DSTG to its customers with respect to quantities, delivery, modifications, interfacing capability, suitability of software, or suitability in specific applications will be DSTG's sole responsibility. DSTG has no authority to modify the warranties contained in this Agreement or to make any other commitment on behalf of SUNX, and DSTG will indemnify and defend SUNX from any liability, suit or proceeding for any such modified warranty or other commitment by DSTG. DSTG has the right to determine its own resale prices, and no SUNX representative will require that any particular price be charged by DSTG or grant or withhold any treatment to DSTG based on DSTG's pricing policies. DSTG agrees that it will promptly report directly to a SUNX officer any effort by SUNX personnel to interfere with its pricing policies.

17.0 NOTICES. All notices required under this Agreement will be in writing, will reference this Agreement, and will be deemed given: (i) when delivered personally; (ii) when sent by confirmed electronic mail or facsimile; (iii) five
(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a commercial overnight carrier for one day overnight service, with written verification of receipt. All communications will be sent to the names and addresses set forth beneath the signature of each party to this Agreement.

18.0 FORCE MAJEURE. Neither party will be deemed in default or breach of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, or an act that is beyond the reasonable control of either party, provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof and uses its best efforts to continue to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure.

19.0  REMEDIES.

     19.1 INJUNCTION. The parties recognize and acknowledge that a breach by one party of any of its covenants, agreements or undertakings hereunder with respect to the Confidential Information or Intellectual Property Rights of the other party will cause the non-breaching party irreparable damage, which cannot be readily remedied in monetary damages in an action at law. In the event of any default or breach by one party which could result in irreparable harm to the non-breaching party, or cause some loss or dilution of the good will, reputation or business of the non-breaching party, the non-breaching party shall be entitled to an immediate injunction in addition to any other remedies available, to stop or prevent such irreparable harm, loss or dilution.

20.  MISCELLANEOUS

     20.1 COUNTERPARTS. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

     20.2 APPROVALS. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, trade dress or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing), save as expressly stated herein. Each party hereto agrees not to use or refer to this Agreement or any provision hereof in any promotional activity associated with apparatus licensed hereunder, without the express written approval of the other party.

20.3 ENTIRE UNDERSTANDING. This Agreement will not be binding upon the parties until it has been signed herein below by or on behalf of each party, and in which event it shall be effective as of the Effective Date. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to the subject matter hereof other than as expressly provided herein.

20.4 HEADINGS. The headings of the several Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of interpretation of this Agreement. 20.5 If any Section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such Section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

21. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. The failure of either party to require performance of any provision of this Agreement shall not be, construed as a waiver of its rights to insist on performance of that same provision, or any other provision, at some other time. Any waiver, variation or amendment, or modification, of any term or condition of this Agreement shall be effective only if signed by an authorized representative of both parties hereto. The waiver by either party of any right created by this Agreement in one or more instances shall not be construed as a further continuing waiver of such right or any other right created by this Agreement. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect.

     BBBBBBBBBBBBBBB.  THE  DSTG  CONTRACT  2  IS  TERMINATED  AS  FOLLOWS:
In accordance with Section 11.4 of the DSTG Contract 2, the DSTG Contract 2 is hereby terminated.
     AGREED TO AND ENTERED INTO BY AND BETWEEN THE PARTIES AS OF THE EFFECTIVE DATE SET FORTH ABOVE.
     Dstage.com,  Inc.                              SunnComm,  Inc.
a  Delaware  corporation                         a  Nevada  corporation


By:  /s/  Frank  Maresca                    By:  /s/Peter  Jacobs
May  12,  2002
Frank  Maresca                              Peter  Jacobs
Chief  Executive  Officer                         President

Dstage.com,  Inc.                              SunnComm,  Inc.
a  Delaware  corporation                         a  Nevada  corporation



Exhibit  1.2


                   DEFINITIVE AGREEMENT TO PURCHASE TECHNOLOGY
This Definitive Agreement to Purchase Technology (this "Agreement") is entered into and effective as of May 12, 2002 (the "Execution Date"), by and between Vedalabs, Inc., a Louisiana corporation with a place of business at 7117 Florida Boulevard Baton Rouge, Louisiana 70806 ("Vedalabs"), on the one hand, and Dstage.com, Inc., a Delaware corporation, with a place of business at 1600 Broadway, Suite 2400, Denver, Colorado 80202 ("DSTG"), on the other hand.

1.     STATEMENT  OF  PURPOSE
       ----------------------

1.1 Vedalabs desires to sell to DSTG, and DSTG desires to purchase from Vedalabs, the Technology (as defined herein);

1.2 NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DSTG and Vedalabs, intending to be legally bound, hereby agree as follows:

2.     DEFINITIONS
       -----------

2.1 "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such first  Person.

2.2 "APPLICABLE LAW" means any applicable constitution, treaty, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorization, directive, requirement or decision of or agreement with or by Governmental Authorities.

2.3     "ASSUMED  CONTRACT"  means  the  Recordlab  License.

2.4 "DSTG" means DSTG and its officers, directors, shareholders, affiliates, predecessors, successors and agents.

2.5 "CLOSING" means the closing of the transactions contemplated by this Agreement.

2.6     "CLOSING  DATE"  has  the  meaning  set  forth  in  Section  3.

2.7 "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 7.1 hereof.

2.8 "CONSENTS" means all of the consents or approvals of Governmental Authorities and other third parties necessary to sell, transfer and assign the Technology to DSTG and to otherwise consummate the transactions contemplated hereby in compliance with all Applicable Law.

2.9 "CONTROL" means having the power to direct the affairs of a Person by reason of either (i) owning or controlling the right to vote a sufficient number of shares of voting stock or other voting interest of such Person or (ii) having the right to direct the general management of the affairs of such Person by contract or otherwise.

2.10 "DOCUMENTATION" means all documentation in Vedalabs' possession, custody or control pertaining to its Technology, including, any marketing materials, product specifications, flow charts, diagrams, algorithms, other design documentation, training manuals, bug lists, and any electronic machine-readable versions of the same.

2.11     "EXECUTION  DATE"  means  the  date  of  this  Agreement.

2.12 "GOVERNMENTAL AUTHORITY" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal or judicial or arbitrational body, whether federal, state or local.

2.13 "GOVERNMENTAL ORDER" means any order, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

2.14 "LICENSES" means licenses which Vedalabs now holds to make, use, modify and sell or otherwise distribute the Technology, all of which are set forth on
Schedule  2.15.

2.15 "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means (a) with respect to Vedalabs or the Technology, any change or effect that is materially adverse to the Technology or the ability of Vedalabs to consummate the transactions contemplated by this Agreement and (b) with respect to DSTG, any change or effect that is materially adverse to the operations, condition (financial or otherwise) or results of operations of DSTG or the of DSTG to consummate the transactions contemplated by this Agreement

2.16 "OUTSTANDING LICENSE AGREEMENTS" means any license agreements by and between Vedalabs and a third party pursuant to which such third party is granted certain rights use or deploy to the Technology, the Documentation or the Proprietary Rights and which are set forth on Schedule 2.17 attached hereto and made a part hereof.

2.17 "PATENTS" means the patents, patent applications, and invention disclosures that are set forth on Schedule 2.18 attached hereto and made a part hereof. The term Patents includes all divisions, reissues, continuations, continuations-in-part, reexaminations, and extensions thereof and corresponding foreign patents and patent applications corresponding to those patents listed on
Schedule  2.18.

2.18     "PEER-TO-PEER  TECHNOLOGY"  has the meaning set forth in Schedule 2.29.

2.19     "PERMITTED  LIENS"  means  (i)  liens for Taxes not yet due or payable;
(ii)  liens  and  other encumbrances on the Technology as specifically listed in
Schedule 2.20 attached hereto and (ii) inchoate materialmen's, mechanics', carriers', warehousemen's, landlords', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of business and for which payment is not overdue.

2.20 "PERSON" shall mean a natural person, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.21 "PROPRIETARY RIGHTS" means the Vedalabs Trademarks, the Patents, all registered and unregistered copyrights in or to the Technology and the Documentation and all applications for registration thereof, and all know-how, trade secrets, proprietary processes, formulae, business information, and other intellectual and industrial property rights in and to the Technology or the Documentation.

2.22     "PURCHASE  PRICE"  has  the  meaning  set  forth  in  Section  3.1.

2.23 "RELATED AGREEMENTS" means all agreements, instruments and certificates contemplated hereby and thereby.

2.24     "RECORDLABS  LICENSE"  means  that  certain  license  agreement,  dated
____________________,  2001,  by  and  between  Vedalabs  and  Recordlabs,  Inc.

2.25 "SUBSIDIARY" means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or
(ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture, or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by any other Person, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

2.26 "TAXES" OR INDIVIDUALLY "TAX," means any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation, all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition).

2.27     "TAX  CODE"  means  the  Internal  Revenue  Code  of  1986, as amended.

2.28 "TECHNOLOGY" means the Peer-to-Peer technology, the Vedalabs Media Engine, together with the Proprietary Rights and the Documentation, all of which are set forth on Schedule 2.29, attached hereto and made a part hereof.

2.29     "VEDALABS  MEDIA  ENGINE"  has  the meaning set forth in Schedule 2.29.

2.30 "VEDALABS TRADEMARKS" means the trademarks, trade names, service marks, logos and similar designations of source and origin, and all registrations and applications for registration thereof which are set forth on Schedule 2.32 attached hereto and made a part hereof and all goodwill associated therewith.

2.31     "WAIVER  AND  CONFIDENTIALITY  AGREEMENT"  has the meaning set forth in
Section  6.6.

3.     CLOSING;  CONDITIONS  TO  CLOSING;  DELIVERIES
       ----------------------------------------------

3.1 CLOSING. Subject to Section 11, the Closing shall occur on a mutually agreeable date within five (5) business days following the satisfaction or waiver of the conditions precedent set forth in Sections 3.2 and 3.3 (the "Closing Date") and shall be held at such time and place as Vedalabs and DSTG may mutually agree. Notwithstanding the actual time the deliveries of the parties hereto are made on the Closing Date, the parties hereto agree that the Closing shall be effective and deemed for all purposes to have occurred as of 12:01 a.m., local time, on the Closing Date. Pursuant to the terms and subject to the conditions of this Agreement, in consideration for the sale, transfer, conveyance, and assignment of the Technology at the Closing, DSTG agrees to deliver to Vedalabs (the "Purchase Price") three million (3,000,000) shares of DSTG's $0.001 par value common stock (the "Shares"), payable at the Closing by delivery of certificates evidencing the Shares. AS FURTHER CONSIDERATION FOR VEDALABS, DSTG also agrees to PAY AND deliver to Vedalabs the sum of $250,000 USD payable within 180 days of closing.

3.1.a. NOT LESS THAN EVERY 30 DAYS BEGINNING ON THE CLOSING DATE, DSTG SHALL REPORT IN WRITING TO VEDALABS REGARDING THE INTENDED TERMS OF ANY AND ALL DEALS AND/OR TRANSACTIONS INVOLVING OR REGARDING THE TECHNOLOGY OR ANY PART THEREOF.

3.1.b. IF, AT ANY TIME BEFORE OR DURING THE ABOVE DESCRIBED 180 DAY PERIOD, DSTG CLOSES A DEAL OR TRANSACTION INVOLVING OR REGARDING THE TECHNOLOGY, OR ANY PART THEREOF, AND, IN SUCH DEAL OR TRANSACTION, DSTG RECEIVES OR IS ENTITLED TO RECEIVE ANY CASH, DSTG SHALL PAY AND DELIVER SUCH CASH TO VEDALABS WITHIN 7 DAYS OF DSTG RECEIVING, OR BEING ENTITLED TO RECEIVE, SUCH CASH. ANY SUCH PAYMENT OR PAYMENTS BY DSTG TO VEDALABS SHALL BE CREDITED AGAINST THE ABOVE DESCRIBED $250,000 SUM OWED BY DSTG TO VEDALABS.

3.1.c. AT ITS SOLE DISCRETION AND ELECTION, VEDALABS MAY EXTEND THE ABOVE DESCRIBED 180 DAY PERIOD TO A 360 DAY PERIOD.

3.1.d.   UPON  MUTUAL,  WRITTEN  AGREEMENT  BY BOTH DSTG AND VEDALABS DURING THE
ABOVE  DESCRIBED 180 DAY PERIOD (OR 360 DAY PERIOD IF EXTENDED), THE PARTIES MAY

AGREE TO ISSUE TO VEDALABS, WITHIN 30 DAYS OF NOTICE BY VEDALABS AND AGREEMENT BY DSTG, AN AMOUNT OF UNRESTRICTED COMMON STOCK OF DSTAGE EQUAL IN VALUE TO $250,000 USD, OR ANY PORTION THEREOF, USING THE PRICE OF THE LAST TRADE AS OF THE DATE VEDALABS AND DSTG AGREE TO SATISFY THE $250,000 VALUE. UNDER SUCH AN AGREEMENT, DSTG WILL FILE A REGISTRATION FOR SUCH SHARES WITH THE SEC TO ALLOW VEDALABS TO SELL THE SHARES WITHOUT RESTRICTION.

3.1.e. If, AT THE END OF THE ABOVE DESCRIBED 180 PERIOD (OR 360 DAY PERIOD IF EXTENDED), DSTG OTHERWISE IS UNABLE TO PAY $250,000 USD, OR SUCH REDUCED AMOUNT OF MONEY TAKING INTO CONSIDERATION PREVIOUS PAYMENTS AND/OR ISSUANCES OF DSTAGE STOCK, IF ANY, TO VEDALABS ON THIS $250,000 USD, (E.G., DSTG ENTERS OR CLOSES NO TRANSACTION IN WHICH DSTG IS TO RECEIVE CASH OR UP TO $250,000 IN CASH), DSTG will issue TO VEDALABS, WITHIN 14 DAYS OF THE END OF SAID PERIOD, an amount of common stock OF DSTAGE equal to $250,000 USD USING THE PRICE OF THE LAST TRADE AS OF THE DATE VEDALABS MAKES THE ELECTION AND FILE A REGISTRATION FOR SUCH
SHARES WITH THE SEC TO ALLOW VEDALABS TO SELL THE SHARES WITHOUT RESTRICTION. ANY ADDITIONAL SHARES VEDALABS ACCEPTS UNDER THIS ARRANGEMENT WILL BE REGISTERED WITH THE SEC AND SUBJECT TO NO TRADE RESTRICTIONS WHATSOEVER.

3.1.f. NOTWITHSTANDING ANYTHING HEREIN OR ELSEWHERE TO THE CONTRARY, DSTAGE SHALL INSURE, GUARANTEE AND MAINTAIN AT ALL TIMES THAT DSTAGE SHALL HAVE ABILITY TO ISSUE AND REGISTER SUCH AN AMOUNT OF UNRESTRICTED COMMON STOCK OF DSTAGE SO AS TO BE ABLE TO MEET THE ABOVE PROVIDED OBLIGATION TO ISSUE STOCK TO VEDALABS.

3.1G. UPON EXECUTION OF THIS DOCUMENT BY BOTH PARTIES, VEDALABS WILL DELIVER IN EXECUTABLE FORM THE VEDALABS MEDIA ENGINE. UPON RECIPT OF THE ABOVE SAID $250,000 USD, VEDALABS WILL DELIVERY SOURCE CODE FOR THE VEDALABS MEDIA ENGINE AND ALL PEER TO PEER SOURCE CODE. BOTH THE EXECUTABLE FILE AND SOUCRE CODE SHALL BE DELIVERED ON COMPACT DISC TO DSTAGE.

3.2 CONDITIONS TO OBLIGATIONS OF VEDALABS TO CLOSE. The obligations of Vedalabs to consummate the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Vedalabs, provided, however, that in the event that any or all of such conditions are waived, such waiver shall be for all purposes and not only for purposes of closing the transactions contemplated hereby.

3.2.1 The representations and warranties of DSTG contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

3.2.2 The covenants and agreements contained in this Agreement to be performed by DSTG at or prior to the Closing shall have been performed with in all material respects.

3.2.3 Any waiting periods (and any extension thereof) applicable to the transactions contemplated by this Agreement under applicable U.S. and foreign antitrust or trade regulation laws and regulations, including under the HSR Act, shall have expired or been earlier terminated, and all governmental consents, authorizations or approvals required in connection with the transactions and their consummation contemplated by this Agreement shall have been obtained or given.

3.2.4 No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect; provided, however, that, subject to Section 6.2, each of the parties shall have used reasonable commercial efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered

3.2.5     DSTG  shall  have  made  all  the  deliveries to Vedalabs set forth in
Section  3.5.

3.2.6 There shall not have occurred any Material Adverse Change since the date of this Agreement.

3.3 CONDITIONS TO OBLIGATIONS OF DSTG. The obligations of DSTG to consummate the Closing shall be subject to the satisfaction, on or before the Closing
Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by DSTG, provided, however, that in the event that any or all of such conditions are waived, such waiver shall be for all purposes and not only for purposes of closing the transactions contemplated hereby.

3.3.1 The representations and warranties of Vedalabs contained in this Agreement shall be true and correct in all material respects as of the Closing.

3.3.2 The covenants and agreements contained in this Agreement to be complied with by Vedalabs at or prior to the Closing shall have been complied with in all material respects.

3.3.3 Any waiting periods (and any extension thereof) applicable to the transactions contemplated by this Agreement under applicable U.S. and foreign antitrust or trade regulation laws and regulations, including under the HSR Act, shall have expired or been earlier terminated, and all governmental consents, authorizations or approvals required in connection with the transactions and their consummation contemplated by this Agreement shall have been obtained or given.

3.3.4 No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect; provided, however, that, subject to Section 6.2, each of the parties shall have used reasonable commercial efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

3.3.5 The Consents, if any, shall have been duly obtained and delivered to DSTG with no material adverse conditions imposed by any such Consent and no Material Adverse Change to the terms of any Assumed Contract with respect to which any Consent is obtained.

3.3.6 There shall not have occurred any Material Adverse Change since the date of this Agreement.

3.3.7 DSTG shall not assume any liabilities of Vedalabs unless specifically agreed to herein.

3.3.8     Vedalabs  shall  have  made  all  the  deliveries to DSTG set forth in
Section  3.4

3.4 DELIVERIES BY VEDALABS. Prior to or on the Closing Date, Vedalabs shall deliver, or cause to be delivered, to DSTG the following, in form and substance reasonably satisfactory to DSTG and its counsel:

3.4.1 A Bill of Sale for the Vedalabs Technology, Assignment and Assumption Agreements in a form mutually agreed by and between DSTG and Vedalabs (the "Bill of Sale");

3.4.2 Other transfer documents which shall be sufficient to vest good and marketable title to the Technology in the name of DSTG or its permitted assignees.

3.4.3 A certificate dated as of the Closing Date, executed by the Secretary or Assistant Secretary of Vedalabs certifying (i) as to the Charter of Vedalabs,
(ii) as to the Bylaws of Vedalabs, (iii) that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors of Vedalabs, authorizing and approving the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect and (iv) as to the incumbency of the officers of Vedalabs duly authorized to execute and deliver this Agreement and the Related Agreements.

3.4.4 Such other evidence of the performance of all covenants and satisfaction of all conditions required of Vedalabs by this Agreement, at or prior to the Closing, as DSTG or its counsel may reasonably require.

3.5 DELIVERIES BY DSTG. Prior to or on the Closing Date, DSTG shall deliver, or cause to be delivered, to Vedalabs the following, in form and substance reasonably  satisfactory  to  Vedalabs  and  its  counsel:

3.5.1     A  duly  executed  Bill  of  Sale.

3.5.2 A certificate dated as of the Closing Date, executed by the Secretary or Assistant Secretary of DSTG certifying (i) as to the Certificate of Incorporation of DSTG, (ii) as to the Bylaws of DSTG, (iii) that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors of DSTG, authorizing and approving the execution of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect and
(iv) as to the incumbency of the officers of DSTG duly authorized to execute and deliver this Agreement and the Related Agreements.

3.5.3 Such other evidence of the performance of all covenants and satisfaction of all conditions required of DSTG by this Agreement, at or prior to the Closing, as Vedalabs or its counsel may reasonably require.

4.     SALE  AND  PURCHASE  OF  TECHNOLOGY
       -----------------------------------

4.1 TRANSFER OF TECHNOLOGY. Pursuant to the terms and subject to the conditions set forth in this Agreement, Vedalabs hereby agrees to sell, grant, transfer, convey, assign and deliver to DSTG on the Closing Date, and DSTG agrees to purchase and acquire from Vedalabs on the Closing Date, the ownership interest of Vedalabs in and to the Technology in exchange for the Purchase Price.

4.2 ASSUMPTION OF ASSUMED CONTRACTS AND LICENSES. Pursuant to the terms and subject to the conditions set forth in this Agreement, effective upon Closing, Vedalabs shall assign to DSTG all of Vedalabs's rights and obligations under the Assumed Contracts and Licenses, and DSTG shall accept such assignment and shall assume all responsibilities and obligations of Vedalabs under such Assumed Contracts and Licenses. Following the Closing Date, and pursuant to the terms and conditions set forth in this Agreement, Vedalabs shall assign to DSTG all of Vedalabs' rights and obligations under, and DSTG shall accept such assignment and shall assume all responsibilities and obligations of Vedalabs under, the Assumed Contracts and Licenses which are assignable by Vedalabs to DSTG after the Closing Date.

4.3 LIMITATION ON ACQUISITION AND ASSUMPTION. DSTG shall not acquire any assets of Vedalabs except as expressly set forth in this Agreement, and any assets of Vedalabs not acquired by DSTG pursuant to this Agreement shall remain the property of Vedalabs. DSTG shall not assume, pay or discharge or in any respect be liable for any liability, obligation, commitment or expense of Vedalabs with respect to the Assumed Contracts other than those which accrue (a) after the Closing Date with respect to Assumed Contracts assigned to DSTG upon Closing, (b) after the effective date of the assignment with respect to any Assumed Contract assigned to DSTG after the Closing Date, or (c) as listed in
Schedule  4.3  attached  hereto.

5.     SALES  OR  USE  TAXES
       ---------------------

All sales, use and other similar Taxes, charges and fees, if any, arising out of or in connection with the transactions contemplated by this Agreement (other than any income, capital gains and other similar Taxes, charges and fees imposed on, or imposed in respect of, the income or gain of Vedalabs), shall be paid by DSTG subsequent to the Execution Date. Each of the parties shall cooperate with the other to the extent reasonably required and permitted by Applicable Law in order to eliminate or minimize any such Tax. Without limiting the foregoing, to the extent any such Tax is imposed, Vedalabs shall prepare and file any required Tax returns in connection therewith and DSTG shall pay and promptly discharge when due the entire amount of any such Tax.

6.     ADDITIONAL  OBLIGATIONS;  COVENANTS
       -----------------------------------

6.1 CONSENTS. Vedalabs will use commercially reasonably efforts to obtain any Consent required to assign all Assumed Contracts and complete all other transfers and transactions contemplated by this Agreement at Vedalabs's sole expense. Vedalabs will provide DSTG with prompt written notice of the effective date of the assignment of any Assumed Contract assigned to DSTG after the Closing Date and with a copy of each such Assumed Contract.

6.2 ADDITIONAL ACTIONS. Each party shall use commercially reasonably efforts to take such actions as in its sole judgment are appropriate to eliminate any concerns on the part of any Governmental Authority over the enforcement of applicable antitrust laws regarding the legality of the consummation of the transactions contemplated hereby under any antitrust law; provided, however, that notwithstanding the foregoing, neither party shall be required hereunder to appeal any injunction, to divest any of its assets or to take any other specific step which in its sole judgment would not be in its best interest under the circumstances in order to eliminate such concerns.

6.3 FURTHER ASSURANCES. Vedalabs agrees that, at any time after the Closing Date, upon the request of DSTG, it will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acknowledgments, deeds, assignments, bills of sale, transfers, conveyances, instruments, consents and assurances as may reasonably be required for the better assigning, transferring, granting, conveying, assuring and confirming to DSTG, its successors and assigns, the transfers contemplated by this Agreement.

6.4 CONDUCT OF BUSINESS OF VEDALABS PENDING THE CLOSING. Vedalabs agrees that, during the period from the Execution Date to the Closing Vedalabs shall:
(a) not sell or dispose of any of the Technology, except in the ordinary course of business consistent with past practice, (b) use commercially reasonable efforts to prevent the occurrence of any event or condition which may have a Material Adverse Effect or would restrain, prohibit or otherwise interfere with the effective operation or enjoyment by DSTG of all or any material portion of the Technology as contemplated hereby, and (c) not enter into any agreement, in writing or otherwise, that would result in a breach either of the foregoing covenants.

6.5 UPDATED SCHEDULES. Vedalabs shall promptly disclose in writing to DSTG any information contained in its representations and warranties or any of the Schedules hereto which, because of an event occurring after the date of this

Agreement, is incomplete or is no longer correct as of all times after the Execution Date and until the Closing Date. Any such disclosure shall be in the form of an updated Schedule, marked to reflect the new or amended information. In the event that Vedalabs makes any such disclosure prior to the Closing and the Closing occurs, such disclosure shall be deemed to amend and supplement the representations and warranties and the applicable Schedule hereto. Nothing contained in this Section 6.5 shall be construed as changing any party's right to terminate this Agreement as provided in Section 11.

6.6 NOTICE OF CERTAIN MATTERS. Vedalabs shall give prompt written notice to DSTG, and DSTG shall give prompt written notice to Vedalabs, of any failure of Vedalabs or DSTG, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

6.7 WAIVER AND CONFIDENTIALITY AGREEMENTS. Vedalabs shall use its reasonable best efforts to deliver to DSTG on or before the Closing Date a copy of a Waiver and Confidentiality Agreement, in a form reasonably acceptable to DSTG (the "Waiver and Confidentiality Agreement"), executed by each of the Vedalabs employees, agents or consultants listed in Schedule 6.7 hereto.

7.     CONFIDENTIALITY
       ---------------

7.1 CONFIDENTIAL INFORMATION. In the course of the performance of this Agreement, Vedalabs and DSTG each recognizes that it will obtain, or has prior to the Execution Date obtained, access to the confidential, proprietary, technical, business and operational information of the other, including without limitation the Proprietary Rights (excluding the issued Patents) (the "Confidential Information"). Confidential Information includes all terms of the transactions contemplated by this Agreement.

7.2 NON-CONFIDENTIAL INFORMATION. Information shall not constitute Confidential Information if:

7.2.1 PREVIOUSLY POSSESSED. It is demonstrated to have been in the possession of the receiving party or available to the receiving party prior to the disclosure, without any breach of a duty of confidentiality owed by any party to the disclosing party;

7.2.2 SUBSEQUENTLY OBTAINED. The receiving party rightfully obtains the Confidential Information without breach of this Agreement, or any Applicable Laws, from a third party having no duty of confidentiality to the disclosing party;

7.2.3 DEVELOPED. It is independently developed by the receiving party without use of the Confidential Information; or

7.2.4 AUTHORIZED. The disclosing party authorizes in writing the disclosure of the Confidential Information.

7.3 DSTG CONFIDENTIAL INFORMATION. As of the Closing Date, all information disclosed by Vedalabs which becomes or is intended to become the property of DSTG by virtue of the transactions contemplated herein constitutes Confidential Information of DSTG, as if DSTG were the disclosing party therefor.

7.4 STANDARD OF CARE. All Confidential Information shall remain the exclusive property of the disclosing party, and the receiving party may not disclose any Confidential Information of the disclosing party for any reason, except as permitted by this Agreement or with the prior written consent of the disclosing party, or make any use of such Confidential Information other than as expressly permitted by or necessary to perform its obligations under this Agreement or the Related Agreements. The receiving party shall use the same care and discretion, but no less than reasonable care and discretion, to avoid disclosure, publication, or dissemination of Confidential Information it has received, as the receiving party employs for similar information of its own which it does not desire to publish, disclose or disseminate, except to those employees, directors, agents and/or permitted subcontractors of the receiving party who have a need to know in order to exercise the rights granted or retained pursuant to this Agreement and who have agreed in writing to be bound by the confidentiality terms of the Agreement. The receiving party shall be responsible and liable for breaches of confidentiality obligations by its employees, directors, agents and/or permitted subcontractors.

7.5 REQUIRED DISCLOSURE. Notwithstanding any other provision of this Section 7, if the receiving party is required to disclose any Confidential Information pursuant to legal, accounting or regulatory requirements, the receiving party shall provide to the disclosing party written notice of such required disclosure sufficiently in advance thereof to enable the disclosing party to take reasonable actions to avoid the requirement of disclosure. Notwithstanding the foregoing, and subject to the prior consent of the other party (such consent not to be unreasonably withheld or delayed), either party shall have the right to disclose the existence and material terms of this Agreement to the extent such party reasonably determines is necessary to comply with stock exchange, securities and other similar disclosure requirements. The receiving party shall cooperate with all reasonable requests of the disclosing party in connection therewith.

7.6 SURVIVAL OF COVENANT. Notwithstanding anything contained herein to the contrary, the obligations of the parties under this Section 7 shall survive for a period of five (5) years from the earlier of the Closing Date or the termination of this Agreement pursuant to Section 11.

8.     BOARD  OF  DIRECTORS  AND  SHAREHOLDER  RATIFICATION.
       -----------------------------------------------------

Simultaneously with the execution of this Agreement, the current Board of DSTG and the current Board of Vedalabs shall ratify this Agreement and all terms, conditions and codicils connected therewith. In addition, a majority of the Vedalabs shareholders shall have ratified this Agreement and all terms, conditions and codicils connected therewith.

9.     REPRESENTATIONS  AND  WARRANTIES  OF  VEDALABS
       ----------------------------------------------

Vedalabs hereby represents and warrants to DSTG as of the date hereof and as of the Closing Date as follows:

9.1 ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS. Vedalabs is a corporation duly organized and existing under, and by virtue of, the laws of the state of Louisiana and is in good standing under such laws. Vedalabs has the requisite corporate power to own and operate its properties and assets and to carry on its business as currently and previously conducted. Vedalabs is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

9.2 CORPORATE POWER. Vedalabs has all requisite corporate power to execute and deliver this Agreement and the Related Agreements and to carry out and perform its obligations under the terms hereof and thereof.

9.3 AUTHORIZATION. All corporate action on the part of Vedalabs, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Related Agreements has been taken. This Agreement and the Related Agreements, when executed and delivered by Vedalabs, will constitute valid and binding obligations of Vedalabs enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and except as enforcement of remedies may be limited by general equitable principles.

9.4 COMPLIANCE WITH OTHER INSTRUMENTS, NO CONSENTS, ETC. The execution, delivery and performance of and compliance with this Agreement and the Related

Agreements will not result in any violation of, or conflict with, or constitute a default under Vedalabs' Charter or Bylaws, or under any material agreement to which Vedalabs is a party, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon the Technology other than any such violations, conflicts or defaults that would not, individually or in the aggregate, have a Material Adverse Effect. No Consent is required to be obtained on the part of Vedalabs to permit the consummation of the transactions contemplated by this Agreement, other than where the failure to obtain such Consent would not, individually or in the aggregate, have a Material Adverse Effect. Vedalabs is not in violation of any term of its Charter or Bylaws, or in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, order, statute, rule or regulation applicable to Vedalabs other than violations that would not, individually or in the aggregate, have a Material Adverse Effect.

9.5 LITIGATION, ETC. Except as otherwise disclosed on Schedule 9.5, there are no actions, suits, proceedings, oppositions, interferences, cancellation proceedings, challenges, or other legal or governmental proceedings (nor, to the best of Vedalabs' knowledge, investigations pending against Vedalabs or its officers or properties before any court, arbitrator or governmental agency) (the foregoing collectively referred to as "Actions") relating to the Technology, nor, to the best of Vedalabs' knowledge, is there any threat of any of the foregoing Actions; provided, however, that with respect to Actions arising out of activities outside the United States of America, or exclusively arising under and subject to jurisdictions outside the United States of America, the foregoing representation and warranty is made only to the extent that such Actions, individually or in the aggregate, would not result in a Material Adverse Effect. Vedalabs is not a party to or subject to the provisions of any Governmental Order that, in any such case, questions the validity of this Agreement and/or any of the Related Agreements or any action taken or to be taken by Vedalabs in connection herewith or therewith, or that challenges the validity, enforceability or ownership by Vedalabs of any of the Proprietary Rights. There is no action, suit, proceeding or investigation by Vedalabs currently pending or that Vedalabs currently intends to initiate that questions or has the potential to harm the validity of this Agreement and/or any of the Related Agreements or any action taken or to be taken by Vedalabs in connection herewith or therewith, or the validity, enforceability, use or ownership by Vedalabs of any of the Proprietary Rights.

9.6 ABSENCE OF LIENS. Vedalabs owns all of the Technology free and clear of all liens, security interests and other contractual encumbrances other than Permitted Liens, Licenses and Outstanding License Agreements.
9.7     TITLE  TO  TECHNOLOGY.

9.7.1     OWNERSHIP  OF  TECHNOLOGY.  Except  as otherwise disclosed on Schedule

9.7.1 and subject to any Permitted Liens and the terms of any Licenses or Outstanding License Agreements, Vedalabs has, to the best of its knowledge, good and marketable title to all of the Technology and has the right to use, sell, license and dispose of the Proprietary Rights or any of the other Technology.

9.7.2 FEES. Except as otherwise disclosed in Schedule 9.7.2, Vedalabs has no royalties, honoraria, fees or other payments due and payable to any third party in connection with the Proprietary Rights or other elements of the Technology, including to any Person by reason of ownership, use, licensure, sale or disposition of any of the same, the nonpayment of which has resulted or will result in a Material Adverse Effect.

9.7.3     CLAIMS  TO  PROPRIETARY  RIGHTS.  Except  as  otherwise  disclosed  in
Schedule 9.7.3, none of the former or present employees, officers, directors or independent contractors of Vedalabs holds any contractual right, title or interest, directly or indirectly, in whole or in part, in or to any Proprietary Right, or has asserted any claim with regard to any Proprietary Right.

9.7.4 INFRINGEMENT. (a) Except as otherwise disclosed in Schedule 9.7.4 Vedalabs has received no notice that any of the Technology or the use thereof,
(i) encroaches or infringes upon any property or rights (including without limitation any copyrights, patents, trade secrets or trademarks) of any third party, or (ii) contravenes any applicable material law or ordinance or any other administrative regulation or violates any restrictive covenant or any provision of material law. The foregoing representation and warranty are made only to the best of Vedalabs' knowledge with regard to the receipt by Vedalabs of any notice where such notice was received by Vedalabs only outside the United States of America. (b) Except as otherwise disclosed in Schedule 9.7.4 and subject to the Permitted Liens and Outstanding License Agreements, there are no agreements or arrangements between Vedalabs and any third party which have any effect upon Vedalabs' title to or other rights respecting the Technology, including the right to transfer the same as contemplated by this Agreement and the Related Agreements.

9.8 ASSUMED CONTRACTS. Each Assumed Contract is valid, binding, and enforceable in accordance with its terms, is in full force and effect, and Vedalabs is not in breach, violation or default under any such license or agreement. Neither the execution and delivery by Vedalabs of this Agreement or any Related Agreement, nor the consummation of the transactions contemplated hereby or thereby will result in any breach, violation or default under, or require the consent of any other party to, any such agreement.

9.9 CURRENT USE. Except as otherwise disclosed in Schedule 9.9, Vedalabs has not, in connection with the Technology or any portion thereof, received notice, that it or any of its customers or distributors has infringed any copyright, patent, trademark, trade name, or other intellectual property right of any third party or misappropriated or misused any invention, trade secret or other proprietary information entitled to legal protection. Vedalabs has not asserted any such claim of infringement, misappropriation or misuses against any third party in connection with the Technology.

9.10 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Agreement, in the Exhibits and Schedules hereto, the agreements specified herein and in the certificates required to be delivered pursuant to or in connection herewith, neither Vedalabs nor any other Person acting for Vedalabs makes any representation or warranty, express or implied, and Vedalabs and DSTG hereby disclaim any such representation or warranty, whether by Vedalabs or any of its officers, directors, employees, agents, representatives or any other Person, with respect to the execution, delivery or performance by Vedalabs of this Agreement or the agreements specified herein or with respect to the transactions contemplated hereby or thereby, including any implied warranties of merchantability and fitness for a particular purpose.

10.     REPRESENTATIONS  AND  WARRANTIES  OF  DSTG
        ------------------------------------------

DSTG hereby represents and warrants to Vedalabs as of the date hereof and the Closing Date as follows:

10.1 ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS. DSTG is a corporation duly organized and existing under, and by virtue of, the laws of the state of Delaware and is in good standing under such laws. DSTG has the requisite corporate power to own and operate its properties and assets and to carry on its business as currently and previously conducted and as proposed to be conducted. DSTG is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

10.2 CORPORATE POWER. DSTG has all requisite corporate power to execute and deliver this Agreement and the Related Agreements and to carry out and perform its obligations under the terms of this Agreement and such other agreements.

10.3 AUTHORIZATION; ISSUANCE AND DELIVERY OF THE SHARES. All corporate action on the part of DSTG, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Shares and the Related Agreements has been taken. This Agreement and the Related Agreements, when executed and delivered by DSTG, will constitute valid and binding obligations of DSTG enforceable in accordance with their respective terms. The Shares have been duly authorized by DSTG and, when issued and delivered in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the shareholders of DSTG, or any liens or encumbrances.

10.4 COMPLIANCE WITH OTHER INSTRUMENTS, NO CONFLICTS, ETC. The execution, delivery and performance of, and compliance with, this Agreement and the Related Agreements will not result in any violation of, or conflict with, or constitute a default under DSTG's Certificate of Incorporation or Bylaws, or under any agreement to which DSTG is a party, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of DSTG or the DSTG Shares. No Consent is required to be obtained on the part of DSTG to permit the consummation of the transactions contemplated by this Agreement, except those Consents expressly identified in this Agreement. DSTG is not in violation of any term of its Certificate of Incorporation or Bylaws, or in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, order, statute, rule or regulation applicable to DSTG.

10.5 LITIGATION, ETC. Except as otherwise disclosed in Schedule 10.5, there are no actions, suits, proceedings, oppositions, challenges or investigations pending against DSTG or its officers or properties before any Governmental Authority (or, to the best of DSTG's knowledge, is there any threat thereof), and DSTG is not a party to or subject to the provisions of any Governmental Order that, in any such case, could have a Material Adverse Effect. There is no action, suit, proceeding or investigation by DSTG currently pending or that DSTG currently intends to initiate that questions or has the potential to harm the validity of this Agreement and/or any of the Related Agreements or any action taken or to be taken in connection or herewith or therewith.

10.6 SEC COMPLIANCE; DISCLOSURE. (a) DSTG has filed with the Securities Exchange Commission (the "SEC") all required reports, schedules, forms, statements and other documents since its initial public offering (such reports, schedules, forms, statements and any other documents filed with the SEC and publicly available prior to the date of this Agreement are hereinafter referred to as the "DSTG SEC Documents"); (b) as of their respective dates, the DSTG SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such DSTG SEC Documents, and none of the DSTG SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (c) as of their respective dates, the consolidated financial statements of DSTG included in the DSTG SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Securities Act) and fairly present, in all material respects, the consolidated financial position of DSTG as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (on the basis stated therein and subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments) and (d) DSTG has provided to Vedalabs any (i) information not included in the DSTG SEC Documents that is required to be disclosed pursuant to Regulation FD of the Exchange Act or that is required to be included in a Form 8-K to be filed by DSTG pursuant to the Exchange Act, or (ii) other material non-public information supplemental to or required to update or correct any information contained in the DSTG SEC Documents.

10.7 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Agreement, in the Exhibits and Schedules hereto, the agreements specified herein and in the certificates required to be delivered pursuant to or in connection herewith, neither DSTG nor any other Person acting for DSTG makes any representation or warranty, express or implied, and Vedalabs and DSTG hereby disclaim any such representation or warranty, whether by DSTG or any of its officers, directors, employees, agents, representatives or any other Person, with respect to the execution, delivery or performance by DSTG of this Agreement or the agreements specified herein or with respect to the transactions contemplated hereby or thereby.

11.     TERMINATION
        -----------

11.1 METHODS OF TERMINATION. The transactions contemplated herein may be terminated and/or abandoned at any time prior to the Closing:

11.1.1     MUTUAL  CONSENT.  By the mutual written consent of Vedalabs and DSTG;

11.1.2 FAILURE TO CLOSE. By either Vedalabs or DSTG, if the Closing shall not have occurred prior to June 5, 2002, provided, however, that the right to terminate this Agreement under this Section 11.1.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been a substantial cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

11.1.3 NON-FULFILLMENT OF VEDALABS' CONDITIONS. By Vedalabs, if it is advised by DSTG that any of the conditions set forth in Section 3.2 becomes incapable of fulfillment and such condition is not waived by Vedalabs;

11.1.4 NON-FULFILLMENT OF DSTG'S CONDITIONS. By DSTG, if it is advised by Vedalabs that any of the conditions set forth in Section 3.3 becomes incapable of fulfillment and such condition is not waived by DSTG;

11.1.5 GOVERNMENTAL ORDER. By either Vedalabs or DSTG, if any Governmental Authority with jurisdiction over such matters shall have issued a Governmental Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and unappealable, provided, however, that the provisions of this Section 11.1.5 shall not be available to any party unless such party shall have used its reasonable best efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to the transactions contemplated by this Agreement; or

11.2 PROCEDURE UPON TERMINATION PRIOR TO CLOSING. In the event of termination or abandonment pursuant to Section 11.1 hereof, written notice thereof shall be given to the other party hereto and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by DSTG or Vedalabs. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein, each party will redeliver all documents, work papers, confidential information and other material of the other party relating to the transactions contemplated hereby, whether obtained before or after the execution of this Agreement, to the party furnishing the same. A party hereto who shall have satisfied in full all of the obligations of such party under this Agreement which were to have been satisfied by such party prior to the Closing and who shall have not breached any representation, warranty, covenant or agreement of such party contained in this Agreement shall not have any liability or further obligation to the other party to this Agreement.

12.     MISCELLANEOUS
        -------------

12.1 PUBLICITY. Each of the parties acknowledges the importance of appropriate disclosures in positioning the relationship between the two companies to the distribution channel, the press, customers and others. Within

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one  (1)  business  day  following  the  Execution  Date, DSTG and Vedalabs will jointly issue a press release regarding the execution of this agreement in a form mutually agreed by and between DSTG and Vedalabs.

12.2 NOTICES. All notices, requests, demands and other communications which are required or may be given pursuant to the terms of this Agreement shall be in the English language, in written or electronic form and shall be deemed delivered (a) on the date of delivery when delivered by hand, (b) on the date of transmission when sent by facsimile transmission during normal business hours with written confirmation of receipt, (c) one day after dispatch when sent by overnight courier maintaining records of receipt, or (d) three days after dispatch when sent by certified mail, postage prepaid, return- receipt requested; provided that, in an any such case, such communication is addressed as follows:

(i)     if  to  Vedalabs,  to:

                                Mr.  Jason  Hewitt
                                Vedalabs,  Inc.
                                7117  Florida  Boulevard
                                Baton  Rouge,  Louisiana  70806
                                Facsimile:  (225)  612-2965

(ii)     if  to  DSTG,  to:

                                Sue  Perrault
                                Dstage.com,  Inc.
                                1600  Broadway,  Suite  2400
                                Denver,  Colorado  80202
                                Facsimile:  (303)  892-9299

12.3 RELATIONSHIP OF THE PARTIES. It is understood and agreed that each of the parties hereto is an independent contractor, and that neither party is, or shall be considered to be, by virtue of this Agreement, an agent or representative of the other party for any purpose.

12.4 ASSIGNMENT. Neither party may assign this Agreement except in connection with a merger, consolidation, or sale of all or substantially all of the assigning party's relevant business or assets, or with the prior written consent of the other party.

12.5 BINDING EFFECT. This Agreement shall be binding on all parties hereto, and shall be binding upon and inure to the benefit of each party and its respective permitted successors and assigns.

12.6 WAIVER; MODIFICATION; AMENDMENT. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other different, or subsequent, breach by either party. This Agreement, including the Schedules and Exhibits attached hereto may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

12.7 FORCE MAJEURE. Each of the parties hereto shall exert diligence in performing its obligations under this Agreement, but neither shall be liable in any manner whatsoever for failure to perform or delay in performing such obligations, if and to the extent and for so long as such failure or delay in performance or breach is due to natural disasters, strikes or labor disputes, natural forces, or other acts of God or cause reasonably beyond the control of such party. Any party desiring to invoke this Section 12.8 shall notify the other in writing of such desire and shall use reasonably efforts and due diligence to resume performance of its obligations.

12.8 UNITED NATIONS. The parties expressly exclude, if applicable, the application of the United Nations Convention on Contracts for the International Sale of Goods.

12.9 SEVERABILITY. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic and practical effect as the original provision and the remainder of this Agreement will remain in full force and effect.

12.10 NO INTERPRETATION AGAINST DRAFTER. The terms and provisions of this Agreement shall not be construed against the drafter or drafters hereof. All parties hereto agree that the language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties hereto.

12.11 GOVERNING LAW; ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, U.S.A., applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Exchange Act which matters shall be construed and interpreted in accordance with such laws. Vedalabs and DSTG each hereby irrevocably agree to submit any and all disputes between them arising under this Agreement to binding, non-appealable arbitration, to be conducted by a single arbitrator in accordance with this
Section 12.12. not agree within 30 calendar days after a party has delivered to the other a notice of dispute referencing this Section 12.12, the selection will be made in accordance with the Commercial Arbitration Rules of the American
Arbitration Association (the "Rules"). If no such arbitrator is appointed within 45 calendar days of any such request to such association, either party may apply to a court having jurisdiction to make such appointment. The arbitrator will conduct the arbitration in a location mutually agreeable to the parties in accordance with the Rules and will make a final determination, to be provided in writing to each party, that resolves the dispute. The arbitrator will apply the statutory and decisional law of the State of Colorado in substantially the same manner as do the courts of the State of Colorado in the case of contracts made and wholly performed within that jurisdiction. All results of the arbitration proceeding will be final, conclusive and binding on all parties to this Agreement, and judgment upon the arbitrator's award may be entered in any court having competent jurisdiction, unless such results or award are clearly erroneous on the record before the arbitrator. The costs of the arbitrator and all expenses relating to the arbitration (exclusive of legal fees) shall be borne equally by the parties. The arbitrator may award reasonable attorneys' fees to the prevailing party at the arbitrator's sole discretion.

12.12 ENTIRE AGREEMENT. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements with respect thereto, whether written or oral.

12.13 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12.14 TERMS GENERALLY. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references to "party" and "parties" shall be deemed references to the parties to this Agreement unless the context shall otherwise require. The terms "this Agreement", "hereof", "hereunder", and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreement supplemental hereto. All references to Sections, paragraphs, Schedules and Exhibits shall be deemed references to Sections of, paragraphs of, and Schedules and Exhibits to, this Agreement unless the context shall otherwise require. The term "or" is used in its inclusive sense ("and/or").

12.15 EXPENSES. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement such costs and the transactions contemplated hereby shall be paid by the party incurring expenses, whether or not the Closing shall have occurred.

12.16 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. All remedies, afforded to the parties under this Agreement or any Related Agreement, Applicable Law or otherwise, shall be cumulative and not alternative. Each of the parties agrees that in the event of any breach or threatened breach by a party of any provision of this Agreement or any Related Agreement, the other party shall be entitled, in addition to any other rights or remedies it may have, to a decree or order of specific performance or mandamus to enforce the observance and performance of such provision and an injunction restraining such breach or threatened breach.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the date first above written.

VEDALABS,  INC.



By:     /s/  Jason  Hewitt
             Jason  Hewitt
             President


DSTAGE.COM,  INC.



By:     /s/  Sue  Perrault  May  15,  2002
             Sue  Perrault
             President


Exhibit  1.3


                             WEYLOCK TRADING CO, INC
                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of May 12th , 2002, by and among. 8 Dakota St. Concorde Village, Paranaque, Metro Manila, Philippines, a Philippine corporation (the "Company") on the one hand, and Dstage.com, Inc., a Delaware corporation (the "Purchaser"), on the other hand. The effective date of this agreement shall be the closing date, May 12, 2002.

WHEREAS, the Purchaser had previously entered into a Capital Lease of Land, Property and Equipment Agreement with Bentley House Furniture Company, ("CLP"); and

WHEREAS,  the  Company  is desirous of acquiring the CLP from the Purchaser; and

WHEREAS,  the  Purchaser  desires  to  purchase  900,000 shares of the Company's
$0.001 par value common stock of Dstage.com, Inc., symbol DSTG, which were transferred to the Company as collateral by BHFC, in exchange for the CLP and for further consideration once the Land, Property and or Equipment ("Property") is utilized or transferred as described herein; and

WHEREAS, the Company and the Purchaser hereby agree that this Agreement sets forth the basic terms and conditions of their transaction and that this Agreement shall be binding on both the Company and the Purchaser;

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND UNDERTAKINGS SPECIFIED HEREIN AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE WITH EACH OTHER AS FOLLOWS:


                                    ARTICLE I
                         AUTHORIZATION AND SALE OF STOCK

SECTION  1.1     AUTHORIZATION  OF  THE  SHARES

     On or before the Closing Date (as defined in Section 2.1 below), the Company will have authorized the transfer and sale of 900,000 shares of Dstage.com, Inc. (the "Shares") it has in its possession pursuant to this Agreement.

SECTION  1.2     SALE  OF  THE  SHARES

     Subject to the terms and conditions hereof, on the Closing Date the Company will transfer and sell to the Purchaser, and the Purchaser will purchase from the Company, the Shares in exchange for the Purchaser's right, title and interest into the CLP ("Purchase Consideration").

                                   ARTICLE II
                             CLOSING DATE; DELIVERY

SECTION  2.1     CLOSING  DATE

     The consummation of the purchase and sale of the Shares hereunder (the "CLOSING") shall be held at the offices of Dstage.com, Inc., 1600 Broadway, Suite 2400, Denver, Colorado 80202, at 10:00 a.m., on May 27, 2002 or at such other time and place as the Company and the Purchaser mutually agree upon in writing (the "CLOSING DATE").

SECTION  2.2     DELIVERY

     At the Closing, the Purchaser shall deliver the Purchase Consideration for the Shares by executing and ratifying this Agreement and delivering the executed Agreement to the Company. Within three (3) days after the Closing Date, the Company shall deliver to the Purchaser certificate(s) representing the Shares.

SECTION  2.3     CONSUMMATION  OF  CLOSING

     All acts, deliveries and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing and none of such acts, deliveries or confirmations shall be effective unless and until the last of same shall have occurred.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser, at and as of the date of this Agreement and at and as of the Closing Date, as follows:

SECTION  3.1     ORGANIZATION

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the Philippines and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), prospects, property or results or operations (a "Material Adverse Effect") of the Company.

SECTION  3.2     VALID  ISSUANCE  OF  COMMON  STOCK
The Shares, when transferred and paid for in accordance with this Agreement will be duly authorized, validly issued, fully paid, and non-assessable and issued in compliance with all applicable federal or state securities laws.


SECTION  3.3     AUTHORITY;  NO  CONFLICT;  REQUIRED  FILINGS  AND  CONSENTS

     (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     (b) The execution and delivery by the Company of this Agreement does not, and consummation of the transactions contemplated by this Agreement will not,
(i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of the Company, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company is a party or by which any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

SECTION  3.4     COMMISSION  FILINGS;  FINANCIAL  STATEMENTS

     (a) Each of the financial statements (including, in each case, any related notes) contained in the Company Financial Records, including any such Financial Record generated after the date of this Agreement until the Closing, was prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by generally accepted accounting principles) and fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

SECTION  3.5     COMPLIANCE  WITH  LAWS

     The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any U.S. or Philippine federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, including but not limited to statutes, laws or regulations relating to the offer and sale of securities, except for failures to comply or violations which would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

SECTION  3.6     SHAREHOLDERS  CONSENT

     No consent or approval of the shareholders of the Company is required or necessary for the Company to enter into this Agreement or to consummate the transactions contemplated hereby and thereby.

SECTION  3.7     LITIGATION

     Except as otherwise disclosed by the Company to the Purchaser, (i) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such), which, if determined adversely to the Company, would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, and (ii) there is no judgment, decree or order against the Company, or, to the knowledge of the Company, any of its respective directors or officers (in their capacities as such) relating to the business of the Company, the presence of which would have Material Adverse Effect with respect the Company and its subsidiaries, taken as a whole.

SECTION  3.8     INTELLECTUAL  PROPERTY

     Except as disclosed by the Company to the Purchaser, the Company owns or possesses, or can acquire on commercially reasonable terms, adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, technology, software, know-how and trade secrets necessary to conduct the business now or proposed to be conducted by the Company, and the Company has not received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, technology, know-how or trade secrets that would result in a Material Adverse Effect; and, to the Company's knowledge, the discoveries, inventions, products, services or processes used in the Company's business do not, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, which infringement or conflict would result in a Material Adverse Effect.

                                   ARTICLE IV
REPRESENTATIONS  AND  WARRANTIES    OF  THE  PURCHASER

     The Purchaser hereby represents and warrants to the Company, at and as of the date of this Agreement and at and as of the Closing, as follows:

SECTION  4.1     AUTHORITY

     The Purchaser is a corporation and is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has now, and will have at the Closing Date, all requisite legal and corporate power to enter into this Agreement, to purchase the Shares hereunder, and to perform its obligations under the terms of this Agreement.

SECTION  4.2     AUTHORIZATION

     All corporate action on the part of the Purchaser necessary for the purchase of the Shares and the performance of the Purchaser's obligations hereunder has been taken or will be taken prior to the Closing Date. This Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally, and except insofar as the availability of equitable remedies may be limited.

SECTION  4.3     PURCHASE  ENTIRELY  FOR  OWN  ACCOUNT

     This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

SECTION  4.4     INVESTMENT  EXPERIENCE

     Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares. Purchaser is not a "broker" or a "dealer" as defined in the Exchange Act.


SECTION  4.5     RESTRICTED  SECURITIES

     The Purchaser understands that the Shares are characterized as "restricted securities" under applicable U.S. federal and state securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, pursuant to these laws and applicable regulations, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy. In this connection, Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION  4.6     LEGENDS

     The Purchaser understands that the Shares, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

     (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

     (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

SECTION  5.1     CONDITIONS  TO  THE  PURCHASER'S  OBLIGATIONS

     The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

     (a)  REPRESENTATIONS  AND  WARRANTIES  CORRECT; PERFORMANCE OF OBLIGATIONS.

     The representations and warranties made by the Company in Article III hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

     (b)  COMPLIANCE  CERTIFICATE.

The President of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Section 5.1(a) have been fulfilled and stating that there shall have been no material adverse change in the business, operations, properties, assets or financial condition of the Company since the date of this Agreement.

     (c)  QUALIFICATIONS.

The offer and sale of the Shares to the Purchaser pursuant to this Agreement shall be exempt from registration under Section 4 (2) of the Securities Act of 1933, as amended. All other authorizations, approvals or permits of any other governmental authority that are required in connection with the lawful issuance and sale of the Shares shall have been duly obtained and shall be effective on and as of the Closing Date.

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

(d)  FURTHER  CONSIDERATION

In addition to the Purchase Consideration, upon terms and conditions to be mutually approved by the parties hereto, the Company will pay the Purchaser a one time payment of $500,000 USD upon the transfer, lease or sale of the Property, whichever shall occur first.

Should the Company use the Property for its own operations, or otherwise operate the plant, a yearly payment of $50,000 per year for ten years, with accrued interest in each period at 10% per year, will be paid by the Company to the purchaser in cash. In exchange deferring the first such payment until December 31, 2002 in the case of use for the Company's operations or some other date in the case of a transfer, lease or sale, the Company will execute a lock-up agreement with respect to the 100,000 common shares of Dstage.com, Inc. held by the Company from May 12, 2002 through December 31, 2002.

SECTION  5.2     CONDITIONS  TO  OBLIGATIONS  OF  THE  COMPANY

     The Company's obligation to issue and sell the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     (a)  REPRESENTATIONS  AND  WARRANTIES  CORRECT; PERFORMANCE OF OBLIGATIONS.

The representations and warranties of the Purchaser in Article IV hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date; and the Purchaser shall have performed all obligations and conditions herein required to be performed by it on or prior to the Closing Date.

     (b)  QUALIFICATIONS.

The offer and sale of the Shares to the Purchaser pursuant to this Agreement shall be exempt from registration under Section 4 (2) of the Securities Act of 1933, as amended. All other authorizations, approvals or permits of any other governmental authority that are required in connection with the lawful issuance and sale of the Shares shall have been duly obtained and shall be effective on and as of the Closing Date.


                                   ARTICLE VI
                                  MISCELLANEOUS

SECTION  6.1     GOVERNING  LAW

     This Agreement shall be governed in all respects by the laws of the State of Delaware.

SECTION  6.2     SURVIVAL

     The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

SECTION  6.3     SUCCESSORS  AND  ASSIGNS

     Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

SECTION  6.4     ENTIRE  AGREEMENT;  AMENDMENT

     This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

SECTION  6.5     NOTICES  AND  OTHER  COMMUNICATIONS

     Every notice or other communication required or contemplated by this Agreement by either party shall be delivered either by (i) personal delivery,
(ii) postage prepaid return receipt requested registered or certified mail or the equivalent of registered or certified mail under the laws of the country where mailed, (iii) nationally recognized overnight courier, such as Federal Express or UPS, or (iv) facsimile with a confirmation copy sent simultaneously by postage prepaid, return receipt requested, registered or certified mail, in each case addressed to the Company or the Purchaser as the case may be at the following address:

          To  the  Company:          WEYLOCK  TRADING  CO,  INC.
                                     8  Dakota  St.  Concorde  Village
                                     Paranaque,  Metro  Manila,  Philippines,


     To  the  Purchaser:             Sue  Perrault
                                     Dstage.com,  Inc.
                                     1600  Broadway  Suite  2400
                                     Denver,  Colorado  80202
                                     Facsimile:  (303)  892-9299

or at such other address as the intended recipient previously shall have designated by written notice to the other party (with copies to counsel as may be indicated on the signature page). Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the fifth
(5th) business day after it was deposited in the mail. All notices delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by facsimile with simultaneous confirmation copy by registered or certified mail shall be deemed delivered to and received by the addressee and effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

SECTION  6.6     DELAYS  OR  OMISSIONS

     No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

SECTION  6.7     SEPARABILITY  OF  AGREEMENTS;
     SEVERABILITY  OF  THIS  AGREEMENT

     In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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

SECTION  6.8     FINDER'S  FEES

     (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and
(ii) hereby agrees to indemnify and to hold the Purchaser harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

(b) The Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and
(ii) hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser, or any of its employees or representatives, is responsible.

SECTION  6.9     COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

SECTION  6.10     ATTORNEYS'  FEES

     If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party, the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding or negotiation to avoid such action or proceeding.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth in the heading hereof.

     WEYLOCK  TRADING  CO,  INC.




                    By:  _________________________________
                                       Anita  A.  Ledda,     President




                         DSTAGE.COM,  INC.


                         By:  _________________________________
                              Sue  Perrault,  President

Exhibit  99.1

DSTAGE  AND  VEDALABS  EXECUTE  DEFINITIVE  TECHNOLOGY  PURCHASE  AGREEMENT

DENVER, Colorado-May 29, 2002--Dstage Inc. (OTC Bulletin Board: DSTG), pioneers of a new approach to venture formation, today announced that a definitive purchase agreement for the VedaLabs Media Engine (VME) Technology and Peer-To-Peer ("P2P") personal streaming technology has been executed by VedaLabs and Dstage.

"We are glad to have reached an agreement with Dstage and enjoyed the process of working with their team over the past several months", according to VedaLabs founder and CEO Jason Hewitt.

In addition to the definitive agreement with VedaLabs, Dstage also reported two key business developments in their current report filed with the Securities and Exchange Commission today. A major revision and amendment to the technology license agreement with SunnComm, as consideration for the repurchase of 1,500,000 Dstage shares from SunnComm, was reported. Under the new agreement, Dstage and SunnComm will work together to develop the Dstage SKU marketing program for copy protected discs. The report also detailed the complete transfer of Dstage's interest in the Philippine property lease in exchange for 900,000 in Dstage common stock to be returned to the Company and $500,000, to be paid over ten years by the transferee, Weylock Trading Company, Inc, a Philippine company.

ABOUT  VEDALABS:

VedaLabs, Inc. is based in Baton Rouge, Louisiana and has spent the past several years designing and developing software, hardware and retail platforms for the delivery of compressed audio.

ABOUT  DSTAGE:

Dstage.com, Inc. was formed in October of 1999 to pursue a new approach to venture formation and development. The Dstage model attempts to substantially reduce burdensome cash requirements from the earliest stages of venture creation and replace it with proven knowledge, expertise, technology and other forms of "securitized" intellectual capital. To learn more about the Dstage approach to venture formation and intellectual capital securitization, please email your request to IR@dstage.com. For general information about the company, please visit the Company's Investor Relations Center at WWW.DSTAGE.COM.


FORWARD  LOOKING  STATEMENT  DISCLOSURE

In conjunction with the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release may contain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not materially differ from expectation. Further information on potential factors that could affect Dstage.com, Inc. is included in the Company's filings with the Securities and Exchange Commission.

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